Exhibit 99.1

GASTAR EXPLORATION ANNOUNCES COMPLETION OF
LONE OAK RANCH #2 WELL

HOUSTON, TX (May 4, 2007) – Gastar Exploration Ltd. (AMEX:GST and TSX:YGA) announced today completion results on the Lone Oak Ranch (LOR) #2 well.  The well has been completed in two Bossier zones and was placed on sales on May 1, 2007 at an initial stabilized gross rate of approximately 5.0 MMcfd.  Gastar has a 50% after casing point working interest and an approximate 37.5% net revenue interest in the well.

Gastar is currently drilling two wells in the Hilltop area of its deep Bossier play.  The John Parker #3 is a Knowles test offsetting the significant Knowles gas shows encountered in the John Parker #2 well.  The John Parker #3 well was expected to reach a projected total depth of 13,850 feet by early June; however, current flooding along the Navasota River is restricting access to the drilling location and will delay completion of drilling activities for several days to possibly weeks depending upon the extent of flood damage to the location and drilling equipment.  The Donelson #3 well, a Bossier test offsetting Gastar’s Donelson #1 Bossier completion, is projected to reach a total depth of 19,200 feet by the end of May.  The Donelson #3 has already encountered high pressure gas in the Bossier interval prior to reaching the primary objectives in the Bossier formation.

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining select higher risk, deep natural gas exploration prospects with lower risk coal bed methane (CBM) development. The Company owns and operates exploration and development acreage in the Deep Bossier gas play of East Texas. Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million gross acres controlled by Gastar and its joint development partners in Australia’s Gunnedah Basin (PEL 238) located in New South Wales and the Gippsland Basin located in Victoria.

Safe Harbor Statement and Disclaimer:

This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words “expects", "projects", "plans", and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed on March 27, 2007 with the United States Securities and Exchange Commission at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

The American Stock Exchange and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

Contact Information:
Gastar Exploration Ltd.
1331 Lamar, Suite 1080
Houston, TX  77010
(713) 739-1800  FAX (713) 739-0458
Attention:      J. Russell Porter
E-Mail:            rporter@gastar.com
Web Site:       www.gastar.com